Exhibit 99.1

News Release FOR IMMEDIATE RELEASE

Media Contact (Merge): Julie Pekarek Chief Marketing Officer 414.977.4254 jpekarek@merge.com	Media Contact (etrials): Chris Sakell Director of Marketing 919.653.3648 chris.sakell@etrials.com

MERGE HEALTHCARE ANNOUNCES DEFINITIVE AGREEMENT WITH
ETRIALS WORLDWIDE
--Acquisition combines key imaging and eClinical technologies for the global clinical trials market--

Milwaukee, WI / Morrisville, NC, June 1, 2009 – Merge Healthcare (NASDAQ: MRGE) (“Merge”), a leading health IT solutions provider, and etrials Worldwide, Inc. (NASDAQ:  ETWC) (“etrials”), a leading provider of clinical trials software and services, today announced that they have reached a definitive agreement for the acquisition of etrials by Merge.  The combined organization will provide clinical trial sponsors and contract research organizations (“CROs”) comprehensive and configurable solutions that include both critical imaging technologies and proven eClinical capabilities.

“Our Merge OEM team has been a supplier of imaging solutions to pharmaceutical companies, CROs, the National Institute of Health and to veterinary hospitals for years,” states Justin Dearborn, CEO of Merge Healthcare.  “We believe that there could be significant synergy from incorporating our imaging and data hosting solutions with etrials’ broad portfolio of integrated eClinical solutions.  etrials’ experience in conducting global clinical trials also complements Merge’s international expansion initiatives.”

Clinical trials are vital to the approval of new pharmaceutical treatments and medical devices, and etrials has developed applications designed to accelerate the process, improve data quality and reduce overall trial costs.  Over the past 20 years, etrials has participated in over 900 clinical trials involving more than 400,000 patients in over 70 countries through its electronic data capture (EDC), interactive voice and Web response (IVR/IWR), and electronic patient reported outcomes (ePRO) technology for clinical trial development and data management.  At the same time, Merge has spent the past 20 years building software solutions that improve the speed, cost and quality of medical imaging workflow. As clinical trials are becoming more dependent on imaging information, this acquisition allows Merge to capitalize on emerging trends and accelerate both companies’ strategy to consistently deliver increased value to customers in the clinical trial market.

“etrials welcomes this opportunity to become part of Merge Healthcare,” adds M. Denis Connaghan, CEO of etrials.  “It continues with our strategy to take the industry in a new direction that is increasingly in demand by bringing our customers access to additional capabilities that we believe increases the value of the important clinical trial development they perform.  It also gives the etrials organization a broader base of financial, product and development resources, and international relationships to continue the improvements that have been made and enable an expansion of the business.”

“This acquisition enables both companies to leverage the other’s customer relationships, from pharmaceutical companies, CRO’s, medical device manufacturers and veterinary hospitals; creating cross-sell and up-sell opportunities,” continues Dearborn. “etrials’ offerings have no overlap with Merge’s products. We believe that this acquisition will deliver significant added value to each company’s customers, partners and shareholders.”

The Merge tender offer, which consists of a mix of $0.80 in cash and 0.3448 shares of Merge common stock for each share of etrials common stock, represents an aggregate value of $1.70 per share, calculated using the $2.610, 20-day volume-weighted average price of Merge common stock as of the close of market on May 26, 2009, which was the last trading day before Merge made this offer to etrials. The Merge offer was formally recognized as a Superior Proposal by etrials’ Board of Directors pursuant to the terms of etrials’ previously announced definitive agreement with Bio-Imaging Technologies, Inc. dated as of May 4, 2009, and as amended on May 15 and May 19, 2009.   The proposed acquisition by Merge is expected to be consummated through a tender offer for all of the outstanding shares of etrials stock.  Stockholders representing approximately 33% of etrials’ outstanding shares have already agreed to tender their shares.  Pending customary closing conditions and the successful completion of the tender offer, it is expected that the transaction will close in the third quarter of 2009.

The merger agreement provides for Merge to acquire etrials in a two-step transaction. The first step will consist of a tender offer for all outstanding shares of etrials common stock as described above. In the second step, the tender offer will be followed by a merger in which any untendered outstanding shares of etrials common stock will be converted into the right to receive the same consideration per share offered in the tender offer.

More information on the pending acquisition can be found at www.merge.com/investor or www.investor.etrials.com.

Merge Healthcare Incorporated builds software solutions that automate healthcare data and diagnostic workflow to build a better electronic record of the patient experience.  Merge products, ranging from standards-based development toolkits to fully integrated clinical applications, have been used by healthcare providers worldwide for over 20 years. Additional information can be found at www.merge.com.

About etrials Worldwide
Headquartered near North Carolina's Research Triangle Park, etrials Worldwide, Inc. (NASDAQ: ETWC - News), is a leading provider of eClinical software and services to pharmaceutical, biotechnology, and medical device companies, as well as contract research organizations, offering adaptive, Web-based tools that work together to coordinate data capture, logistics, patient interaction and trial management - turning data into intelligence and shortening the pathway to an actionable study endpoint. etrials is one of the few top-tier solution providers that offers electronic data capture (EDC), interactive voice and Web response (IVR/IWR) and electronic patient diaries (eDiary), as part of a flexible and integrated software-as-a-service (SaaS) platform or as individual solutions to capture high quality data from multiple pivot points to enable real-time access for informed decision-making. As an experienced leader, etrials has facilitated over 900 trials involving more than 400,000 patients in 70 countries and has participated in 42 studies that resulted in 14 approved new drug applications and/or regulatory approvals. etwcf

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Important Information about the Tender Offer

This announcement and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of etrials. The tender offer described herein has not yet been commenced AND THE REGISTRATION STATEMENT HAS NOT BECOME EFFECTIVE. PRIOR TO the time the tender offer is commenced, Merge intends to file a registration statement on Form S-4 and a tender offer statement on Schedule TO containing an offer to purchase, a letter of transmittal and other related documents with the Securities and Exchange Commission. At the time the tender offer is commenced, etrials intends to file with the Securities and Exchange Commission a solicitation/recommendation statement on Schedule 14D-9 and, if required, will file a proxy statement or information statement with the Securities and Exchange Commission in connection with the merger, the second step of the transaction, at a later date. Such documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of common stock of etrials. The solicitation of offers to buy common stock of etrials will only be made pursuant to the offer to purchase/PROSPECTUS, the letter of transmittal and related documents. Stockholders are advised to read the offer to purchase/PROSPECTUS and the letter of transmittal, the solicitation/recommendation statement, the REGISTRATION STATEMENT, THE proxy statement, the information statement and all related documents, if and when such documents are filed and become available, as they will contain important information about the tender offer and proposed merger. Stockholders can obtain these documents when they are filed and become available free of charge from the Securities and Exchange Commission’s website at http://www.sec.gov, or from the information agent Merge selects. In addition, copies of the solicitation/recommendation statement, the proxy statement and  other filings containing information about etrials, the tender offer and the merger may be obtained, if and when available, without charge, by directing a request to etrials, or on etrials’ corporate website at http://www.etrials.com.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

This news release contains "forward-looking statements," including statements which are related to future, not past, events.  Forward-looking statements usually describe expected future business and financial outlook or performance, and often contain words such as “will,” “believes,” “intends,” “anticipates,” “expects,” "plans," "seeks," “see” and similar expressions.  Forward-looking statements, by their nature, address matters that are, to varying degrees, uncertain and subject to various known and unknown risks.  Such forward-looking statements include Merge’s and etrials’ decision to enter into an agreement for Merge to acquire etrials, the ability of the parties to complete the transaction contemplated by the merger agreement, including the parties’ ability to satisfy the conditions set forth in the merger agreement, and the possibility of any termination of the merger agreement. For Merge, particular uncertainties and risks that could cause actual results to differ materially from post-merger forward-looking statements include: the consummation and the successful integration of etrials into Merge; possible accounting adjustments and revisions to its current preliminary expectations as to the results the Company will report for third quarter financial results; market acceptance and performance of its products and services; the impact of competitive products and pricing; possible delays in the implementation of its managed services offering; the risks and effects of its recent changes in its executive and Board leadership, including the costs and expenses related to severance payments made to departing officers; the risks and effects of its recent securities issues, including the issuance of certain senior secured notes; the past restatement of its financial statements and other actions that may be taken or required as a result of such restatement; its ability to generate sufficient cash from operations to meet future operating, financing and capital requirements, including repayment obligations with respect to its outstanding indebtedness; risks associated with its prior delays in filings with the SEC or its ability to continue to meet the listing requirements of The NASDAQ Stock Market; the costs, risks and effects of various pending legal proceedings and investigations, including the formal investigation being conducted by the Securities and Exchange Commission and the pending settlements of certain class action and derivative lawsuits; and other risk factors detailed in its filings with the Securities and Exchange Commission.  More information about potential factors which could cause etrials’ actual results to differ from the forward-looking statements included in this announcement is included in its filings with the Securities and Exchange Commission, including the “Risk Factors” Section of its Form 10-K filed on March 10, 2009. These uncertainties and risks may cause its actual future results to be materially different than those expressed in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  Neither Merge nor etrials undertakes any obligation to update such forward-looking statements or any of such risks, uncertainties and other factors.